Exhibit 99.B(d)(4)(ii)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

ING SERIES FUND, INC.

OPERATING EXPENSE LIMITS

Name of Fund	Maximum Operating Expense Limit (as a percentage of average net assets)

Brokerage Cash Reserves Initial Term Expires August 1, 2006	0.95%

	Class A	Class B	Class C	Class I	Class O	Class R
ING Classic Principal Protection Fund III Initial Term Expires May 31, 2005	1.50%	2.25%	N/A	N/A	N/A	N/A
ING Classic Principal Protection Fund IV Initial Term Expires September 6, 2005	1.50%	2.25%	N/A	N/A	N/A	N/A
ING Global Science and Technology Fund Initial Term Expires March 1, 2006	1.75%	2.50%	2.50%	1.50%	1.75%	N/A
ING Government Fund Initial Term Expires August 1, 2006	0.95%	1.70%	1.70%	0.70%	0.95%	N/A
ING Index Plus LargeCap Fund Initial Term Expires October 1, 2006	0.95%	1.70%	1.45%	0.70%	0.95%	1.20%
ING Index Plus MidCap Fund Initial Term Expires October 1, 2006	1.00%	1.75%	1.50%	0.75%	1.00%	1.25%
ING Index Plus Protection Fund Initial Term Expires November 30, 2005	1.50%	2.25%	N/A	N/A	N/A	N/A
ING Index Plus SmallCap Fund Initial Term Expires October 1, 2006	1.00%	1.75%	1.50%	0.75%	1.00%	1.25%

	Maximum Operating Expense Limit (as a percentage of average net assets)
Name of Fund	Class A	Class B	Class C	Class I	Class O	Class R
ING International Growth Fund Initial Term Expires March 1, 2006	1.60%	2.35%	2.35%	1.35%	1.60%	N/A
ING Small Company Fund Initial Term Expires October 1, 2006	1.50%	2.25%	2.25%	1.25%	1.50%	N/A
ING Strategic Allocation Conservative Fund(1) Initial Term Expires October 1, 2006	1.20%	1.95%	1.95%	0.95%	1.20%	N/A
ING Strategic Allocation Growth Fund(1) Initial Term Expires October 1, 2006	1.25%	2.00%	2.00%	1.00%	1.25%	N/A
ING Strategic Allocation Moderate Fund(1) Initial Term Expires October 1, 2006	1.15%	1.90%	1.90%	0.90%	1.15%	N/A
ING Value Opportunity Fund Initial Term Expires October 1, 2006	1.35%	2.10%	2.10%	1.10%	1.35%	N/A

/s/ HE
HE

*	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(1)	These operating expense limits take into account operating expenses incurred at the underlying Fund level.